Exhibit 99.1

 THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

REGENERX BIOPHARMACEUTICALS, INC.

SECOND AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK

Issuance Date:	Number of Shares:

THIS SECOND AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK  (this “Second Amendment”) is entered into as of March 31, 2008 by and among RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “ Company “) and                                        and its assigns (the “Holder”).  Capitalized terms used but not defined herein have the meanings given them in that certain Warrant To Purchase Common Stock by and among the Company and the Holder (as defined therein), dated as of                     , as amended (the “Warrant Agreement”).

RECITALS

WHEREAS Section 12 of the Warrant Agreement provided that the Warrant Agreement  may be amended pursuant to an instrument in writing signed by the Company and the Holder.

WHEREAS the Company and the Holder desire to consent and agree to the amendments of the Warrant Agreement as set forth herein.

NOW THEREFORE  the parties hereto consent and agree as follows:

Second Amendment to Warrant.

1.             Section 1(d) of the Warrant Agreement shall be amended and restated to read in its entirety as follows:

“(d) “Expiration Date” means December 31, 2009 or, if such date falls on a day that is not a Business Day or a day on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a “Holiday”), the next day that is not a Holiday.”

2.             Except as set forth herein, the Warrant Agreement shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be signed as of                      , 2008.

COMPANY
By:
	Name:	C. Neil Lyons
	Title:	Chief Financial Officer

HOLDER
By:
Name:
Title: